Exhibit (c)(ii)

Investment Banking DRAFT FOR DISCUSSION PURPOSES ONLY Project Cornerstone: Review of Company Financial Projections Goldman Sachs & Co. LLC. March 25, 2025 [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Investment Banking | 2 DRAFT FOR DISCUSSION PURPOSES ONLY Today’s Agenda 1 Cornerstone Overview and Process Update 2 Summary Financial Review 3 Content Segment Deep Dive 4 Merchandising and Events Segment Deep Dive

Investment Banking DRAFT FOR DISCUSSION PURPOSES ONLY 1 Cornerstone Overview and Process Update

Cornerstone Overview

DRAFT
FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Overview of The Chosen

- Seen by more than 250 million people worldwide
- Broad distribution across streaming with streaming partners including Amazon Prime, Netflix, Hulu, Peacock, Disney+, Apple TV, Paramount+, and more
- Critical acclaim from media outlets including *The New York Times, The Wall Street Journal, BBC, and The Atlantic*
- Box office performance on exhibited TV episodes with over $80M of box office receipts to-date
- Broad, global adoption with licensing of *The Chosen* in 97 countries
- 3 more contracted seasons of *The Chosen*, culminating with two major theatrical releases tied to season finales

Overview of Global Fan Base

- Over 200,000 donors have raised more than $200M to-date to support production of *The Chosen*
- Millions tune in to watch Livestreams hosted by creator Dallas Jenkins, to hear updates, and see behind-the-scenes of their favorite show
- Tens of thousands of fans attend live events such as ChosenCon, premieres, and 'Extras Days'
- DTC The Chosen App has more than 15M downloads

~$225M FY2025E Revenue	**$135M+** Lifetime Merchandise Sales	**19M** Followers Across Social Media	**~$590M** Contracted Revenue Through FY2029
250M Global Viewers	**$80M** WWBO Receipts To-Date Solely From *The Chosen* TV Episodes	**15M** Installs of *The Chosen* App	**$200M+** Raised Through Fans

Investment Banking | 4

Cornerstone Overview (Cont'd)

DRAFT
FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Cornerstone develops & produces content, experiences, and consumer goods across portfolio of *The Chosen*-branded products

Content

TV/Film Production

- Production of *The Chosen* series and future *Chosen* Universe *projects*
- Production of feature films for theatrical release and streaming, including special theatrical releases of *The Chosen*

Segment Summary

- 7 contracted seasons of *The Chosen* (4 released)
- 80 episodes contracted[1]
- 10 Slated TV Series
- 6+ planned major theatrical releases[2]

'25E Rev: $122M

Distribution

- Worldwide distribution rights for *The Chosen* as well as other contractually funded shows

Segment Summary

- 7 theatrical releases to-date[3]
- Distribution agreement with Lionsgate for *The Chosen* series

'25E Rev: $62M

Merchandise

Gifts, Publishing, Etc.

- Sale of consumer products, including apparel, DVDs / home entertainment, books, and other merchandising
- Distribution across DTC. major brick & mortar, and online retailers. including Amazon and Walmart

Segment Summary

- $135M of sales to-date across 129 countries
- 16 global stores
- Successfully expanding into new product lines (e.g., jewelry)
- Increasing mainstream distribution

'25E Rev: $35M

Live Experiences

Immersive, Tours, Etc.

- Experiential events aimed at deepening the fan experience and expanding the brand and IP
- Planned immersive experiences to take fans into The Chosen Universe
- National tours that bring The Chosen Universe and Biblical events to major cities

Segment Summary

- In-progress design of immersive and other live experiences
- Annual ChosenCon with thousands of attendees
- Extras days / set visits with 9k+ visits in 2024

'25E Rev: $4M

Recording & Production

- Production of scores for *The Chosen* and owned IP
- Streaming & digital rights ownership

Segment Summary

- 70k monthly Spotify listeners
- $30k - $40k streaming rev/yr from S 1 -S3 alone
- Pending JV with CCMG for music label to increase breadth and reach

'25E Rev: $0.1M

Studio Operations

- 30-acre film campus in Midlothian, Texas
- 2-acre biblical city standing set
- Pre- and post- production facilities
- Two state-of-the-art sound stages

Segment Summary

- $50M invested to date
- 32 unique sets
- 50k sq ft soundstages
- 24 en-suite bungalows

'25E Rev: $2M

[1] Includes select titles for which contractual output agreements are in-process of execution. [2] Includes theatrical releases for The Chosen S6 and S7. [3] Includes theatrical releases of previously produced TV episodes of The Chosen.

Investment Banking | 5

History of Cornerstone

DRAFT

FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

- Cornerstone has a longstanding relationship with a non-profit entity Come and See Foundation, Inc. ("CAS") that has been mandated to develop and produce faith-based content
- CAS fully finances the production of The Chosen and other projects in the pipeline namely Bear Grylls, Moses, and The Way

2017

Founded to produce The Chosen through "fan-funded" efforts where $11mm was raised through Angel Studios

2022

Original License Agreement with Angel Studios
- 25% of all Gross video-on-demand (VOD') receipts go to marketing
- The Company is guaranteed at least 40% of net VOD profits
- The Company receives 70% or Net Physical Media and Other Physical Goods-Profits
- The Company may receive a Portion of revenue called the Angel Bonus

Entered into the 2022 License Agreement with Angel Studios

Company entitled to:
- 50% of Angel Studios' revenues (Angel App)
- 60% of box office sales (Fathom Events)
- 60% of revenue from existing distribution licenses

Company owes Angel Studios:
- 2.5% of the Company's Adjusted Gross Revenues
- 10% of revenue derived from The Chosen brand or related marks

Entered into Contribution Funding and Production Agreement With the non-profit entity Come and See Foundation, Inc. ("CAS")
- The Company secured $150m from CAS for production funding
- The company received $4.5m in exchange for the non-profit license (NEP) rights to The Chosen IP.
- The Company will pay CAS a 5% royalty on revenue from commercial use of The Chosen's IP
- The company will receive 90% of voluntary donations made to The Chosen through CAS indefinitely

Contribution Agreement is Amended (First Amendment)
- Amendment to provide the remaining of the Production Funding as stated in Original CAS Agreement

2023

Entered into License Agreement with Lionsgate Entertainment Company ("Lionsgate")

Gross Receipts from the program will be paid to the company minus
- 15% Distribution Fees
- Distribution Expenses incurred by Lionsgate

License Agreement with Angel Studios (signed in 2022) terminated

Contribution Agreement is Amended (Second Amendment)
- CAS retains 100% of donations, with none going to the Company
- CAS agreed to a revised purchase price for the NFP Rights

2024

Sold rights to *The Chosen* to CAS
- IP rights sold to CAS for fixed consideration
- The Company earns a production services fee based on each season's budget plus 20%
- CAS receives a 75% royalty on gross receipts from out-licensing and theatrical releases, atter collection and marketing costs
- CAS gets a 10% royalty on gross receipts from Ancillary Rights and Trademark use (e.g., merchandise, DVDs, Chosen Branded productions)
- CAS retains all proceeds from IP use in the not-for-profit market
- The Company receives a marketing reimbursement based on a waterfall approach.

Distribution License and Marketing Services Agreement is Amended (First Amendment)
- Marketing recoupment now involves CAS reimbursing the Company quarterly based on an approved budget, replacing the waterfall process
- The CAS Commercial Royalty rate increased from 75% to 80%
- The Company can now recoup a portion of additional guild residuals from theatrical releases, aligning with actor residuals treatment
- The CAS Theatrical Royalty rate increased from 75% to 86%.
- CAS to pay an additional reimbursement of $3m the Chosen App's development costs

Now

Investment Banking | 6

Investment Banking | 7 DRAFT FOR DISCUSSION PURPOSES ONLY The Chosen Corporate Structure and Funding Detail 1 Includes select titles for which contractual output agreements are in-process of execution. 2 Includes theatrical releases for The Chosen S6 and S7. 3 Includes theatrical releases of previously produced TV episodes of The Chosen. 4 Related to CAS. Lionsgate Licensing & Distribution Amazon Contract for The Chosen Chosen App4 ◼ Content Studio -> Service Provider to CAS and third-party projects ◼ Merchandise ◼ Live ◼ Physical Studio Come and See Foundation (CAS) Cornerstone Dallas Jenkins Control / Founders Minority Shareholders Fund CAS Productions Distribution Distribute Net Proceeds Moses Bear Grylls The Way Fathom Theatrical Distribution

Process Timeline and Cadence

DRAFT
FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Market Holiday | *Key Dates*

February

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	

Feb. 28th: Launch

March

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

April

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30			

Apr. 14th: Production Starts

Apr. 28 / 29th: 2nd Meeting Window

May

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

June

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

Jun. 30th – July 3rd: Final Meetings

July

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

Jun. 30th – July 3rd: Final Meetings

Timing	Key Process Milestones
~4 Weeks	▪ Send out teaser ▪ Distribute Confidential Information Presentation / provide access to limited data room
~8 Weeks	▪ Hold fireside chats and management presentations ▪ Answer preliminary buyer diligence questions ▪ Tentative Indications of Interests (IOI) due (to be adjusted as needed) ▪ Determine second round participants
~6 Weeks	▪ Open full data room and respond to second round buyer due diligence ▪ Hold second round meetings ▪ Binding bids due (to be adjusted as needed)
~2 Weeks	▪ Narrow list of partners and conduct final meetings ▪ Select final partner(s) for negotiations
Thereafter	▪ Continue negotiations with final partner(s) ▪ Confirmatory due diligence, finalize terms and definitive documents ▪ Close

Current Status

- Outreach to parties in process
- 10-15 NDAs sent, with ~7-8 signed and the rest in process
- Parties under NDA have received CIP, no detailed financials
- Management presentations set for early April, after which parties will receive full financial model
- Round 1 bid date tentatively envisioned at the end of April

Investment Banking | 8

Investment Banking | 9 DRAFT FOR DISCUSSION PURPOSES ONLY Partner Outreach List

Investment Banking DRAFT FOR DISCUSSION PURPOSES ONLY 2 Summary Financial Review

Descriptions of Segments

DRAFT
FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Business Segment	Description	% of 2025 Contribution: Revenue	% of 2025 Contribution: Segment EBITDA[1]
A Content	■ Focuses on developing and creating content including development, theatrical release, licensing, and distribution ■ Company entered into the current CAS agreement in June 2024 which included the transfer of IP to CAS ■ CAS licensing royalty share: Under the CAS agreement, the Company pays CAS: – 80% royalty on licensing revenue – 86% royalty on theatrical revenue – 10% royalty on ancillary rights including ad share revenue	82 %	80 %
B Merchandising	■ Develops DVD and merchandise lines for each show and relevant IP, ranging from DVD and box sets to jewelry, tumblers, mugs, etc. ■ Company pays CAS a 10% royalty on merchandise sales ■ Sales projected on a by unit bases and non-unit revenue on a by channel, by category basis broken down as follows: – Channel: Wholesale, Retail and Shopify (eCommerce) – Category: DVD / Home Entertainment, Apparel, Books, and Other	16 %	18 %
C Events & Other	■ Creates events or immersive entertainment connected to Cornerstone Studios' film & television content – creating 360-degree storytelling experiences ■ Partnership with live events agency Imagination	3 %	1 %

Source: Company financials, PwC Quality of Earnings Report (2025). [1] *Before G&A at Holding Company Level*

Investment Banking | 11

Revenue by Segment

($ in millions)

DRAFT
FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Key Drivers:

- Revenue based on current slate assumptions, driven by contracted and planned projects
- The Chosen S5 and The Chosen Adventures release in 2025 resulting in a meaningful increase in revenue in that period
- Uplift in 2025 merchandise revenue due to The Chosen theatrical release
- Increase in 2026 merchandise revenue due to launch of immersive experience where merch will also be offered
- Ramp in 2025 events revenue where 3 immersive experiences are launched at once alongside an increase in ticket sales projected for 2028 offering additional uplift in that year


Content
Merchandising
Events / Other
2022A – 2024A CAGR: 45%
2025E – 2029E CAGR: 14%
$ 61.4
0.3
22.5
38.6
$ 93.8
0.8
26.9
66.2
$ 129.9
1.3
28.5
100.1
$ 225.0
6.2
35.2
183.6
$ 291.2
20.9
38.7
231.6
$ 354.0
29.2
42.1
282.8
$ 378.7
37.0
45.4
296.3
$ 379.9
38.6
47.5
293.8
2022
2023
2024
2025
2026
2027
2028
2029
CAGR
22-24 25-29
103% 58%
13% 8%
61% 12%

Segment	YoY Growth						
Content	*71.5 %*	*51.3 %*	*83.4 %*	*26.2 %*	*22.1 %*	*4.8 %*	*(0.9)%*
Merchandising	*19.5 %*	*6.3 %*	*23.4 %*	*9.9 %*	*8.8 %*	*7.8 %*	*4.8 %*
Events / Other	*156.6 %*	*60.7 %*	*393.5 %*	*238.1 %*	*39.5 %*	*26.9 %*	*4.2 %*
Total Revenue	***52.9 %***	***38.5 %***	***73.2 %***	***29.4 %***	***21.6 %***	***7.0 %***	***0.3 %***

Source: Company financials
Note: Content revenue excludes $2mm of other production revenue.

Investment Banking | 12

Adjusted Revenue Bridge

($ in millions)



PF Adjustments to Normalize for Removal of Angel Studios and New CAS Contract
Bridge Between 2024 and 2025
$159.3
$3.2
($30.4)
($2.3)
$129.9
$27.9
$44.9
$10.7
$6.7
$4.9
$225.0
1
2
3
4
5
6
7
8
2024A Revenue
Angel Studios
New CAS Agreement
Removal of ChosenCon
PF 2024A Revenue
Production
Licensing & Distribution
Theatrical
Merchandising
Events / Other
2025E Revenue

DRAFT

FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Commentary

1. Removes revenue associated with Angel Studios ($(1.6)mm) and normalizes revenue for amounts that would have been generated during the period but were not paid by Angel Studios ($4.8mm)
2. Rebases revenue as if it were earned per the terms of the CAS contract ($(0.4)mm) as well as removing the consideration related to the sale of IP per the terms of the contract ($(30.0)mm)
3. Removes ChosenCon-related revenue as management does not intend to host future events, and any such event would be covered under the CAS contract
4. Attributable to milestone payment ($22mm) due in 2025 as well as production of Chosen Season 6
5. Primarily attributable to licensing payments from Amazon (total payment of $56mm, or ~$40mm increase)
6. Related to box office receipts for The Chosen Season 5
7. Merchandise sales driven off The Chosen Season 5 and 6
8. Launch of immersive experience during H2 2025

Source: Company financials

Investment Banking | 13

Investment Banking | 14 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Adj. EBITDA by Segment Source: Company financials; Note: Content revenue excludes $2mm of other production revenue. Segment % Margin Avg Content 19.5% 21.5% 23.3% 45.5% 27.3% 67.2% 38.2% 30.5% 34.1 % Merchandising 15.4% 26.1% 26.7% 28.1% 33.4% 33.5% 33.8% 34.3% 28.9 % Events / Other 0.7% 17.3% (7.7)% 9.7% 37.8% 46.6% 51.2% 56.7% 26.5 % Gross Profit 16.4% 19.4% 18.0% 25.1% 24.7% 28.2% 20.1% 23.7% 22.0% G&A (27.0)% (24.3)% (20.1)% (12.0)% (9.5)% (8.0)% (7.6)% (7.7)% (14.5)% Total Adj. EBITDA (10.6)% (5.1)% (1.8)% 12.1% 13.1% 18.4% 10.5% 13.9% 6.3 % Key Drivers: ◼ Strong uplift in 2025 content EBITDA as a result of the Amazon milestone payments, The Chosen S5 release , and The Chosen S5 feature being released ◼ Variability in 2026 – 2028 EBITDA margins from: – $60mm increase in revenue and associated expenses in 2026 from the Story of Joseph (9% margin) – Decrease in 2027 production revenue following the Story of Joseph contribution – Uptick in 2027 production EBITDA from the release of Chosen S7 feature ◼ Events begins ramping in 2026 as multiple immersive events are offered at once for the first time ◼ Events EBITDA continues to gain momentum as more cities offer the experience alongside increasing ticket sales and pricing Margin decline from a $60mm increase in production revenue and associated expenses from Story of Joseph with a 2026E project margin of 9% Uptick in content EBITDA from the release of The Chosen S7 Feature alongside the decline in revenue following the Story of Joseph contribution 2 additional experiences open that triples capacity creating an uplift in revenue and ultimately EBITDA CAGR 22-24 25-29 NA 111% 48% 19% 6.6 11.1 15.8 55% 98% 43.5 47.9 69.2 40.6 51.9 3.5 7.0 7.6 9.9 12.9 14.1 15.3 16.3 0.1 (0.1) 0.6 7.9 13.6 19.0 21.9 (16.6) (22.8) (26.1) (27.1) (27.7) (28.3) (28.7) (29.3) $(6.5) $(4.7) $(2.3) $ 27.3 $ 38.3 $ 65.0 $ 39.9 $ 52.8 2022 2023 2024 2025 2026 2027 2028 2029 Content Merchandising Events / Other G&A

Adjusted EBITDA Bridge

$ in millions

DRAFT
FOR DISCUSSION PURPOSES ONLY

Goldman Sachs


PF Adjustments to Normalize for Removal of Angel Studios and New CAS Contract
Bridge Between 2024 and 2025
$(3.6)
$16.1
$(26.3)
$1.4
$10.1
$(2.3)
$22.0
$6.7
$1.3
$2.5
$0.7
$(3.5)
$27.3
2024A EBITDA
Removal of Angel Studios Contract
Impact of CAS Contract
Removal of ChosenCon
Other Non-Recurring Expenses and PF Adjustments
2024A Adj. EBITDA
Production
Licensing & Distribution
Theatrical
Merchandising Costs
Events / Other
G&A Costs
2025E EBITDA

Commentary

1. Removes non-recurring expenses primarily related to arbitration ($11.1mm) as well as earnings related to Angel Studios Contract ($3.2mm)
2. Removes gain on sale of IP to CAS ($(13.0)mm) and rebases earnings in line with CAS contract ($(13.3)mm)
3. Removes ChosenCon-related expenses as management does not intend to host future events, and any such event would be covered under the CAS contract
4. Adjusts for other one-time and non-recurring items, including App development ($2.1mm) and inventory donation ($8.1mm)
5. Primarily attributable to milestone payment ($22mm)
6. Primarily attributable to licensing payments from Amazon
7. Increase in worldwide world-wide box office, offset by CAS royalties
8. Merchandise sales driven off The Chosen Season 5 and 6
9. Launch of immersive experience during H2 2025
10. Results primarily from anticipated new hires

Source: Company financials

Investment Banking | 15

Investment Banking | 16 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Bridge to Free Cash Flow Source: Company financials 1 Defined as Free Cash Flow / Adj. EBITDA. The Chosen Adventures amortized content spend in proportion to total budgeted gross receipts 1 Description 2025E 2026E 2027E 2028E 2029E Adj. EBITDA $ 27.3 $ 38.3 $ 65.0 $ 39.9 $ 52.8 (+) Additional D&A 1.0 4.2 5.9 7.1 7.2 (+) Tax Incentive - 4.5 4.0 3.5 3.0 (-) Content Investment (15.8) (13.8) (11.8) (1.9) - (-) Events Capital Expenditures (10.5) (5.1) (20.2) (14.4) (4.6) Free Cash Flow $ 1.9 $ 28.0 $ 43.0 $ 34.2 $ 58.4 % Conversion 6.9% 73.1% 66.1% 85.7% 110.6 % Spend on The Chosen Adventures series Driven by ramp up in immersive experiences and warehouse facility capacity increase Driven by investment in soundstage 3 Driven by investment in soundstage 4

Investment Banking | 17 DRAFT FOR DISCUSSION PURPOSES ONLY Operational Benchmarking Source: Factset, market data as of 03-2025, Company financials 2025E-2027E Revenue CAGR 2025E-2027E EBITDA CAGR 25.4% 15.6% 13.9% 12.2% 9.0% 7.4% 5.9% 5.5% 5.1 % Cornerstone Take-Two Spotify Netflix Electronic Arts UMG WMG Lionsgate Disney Median: 8.2% 59.6% 46.0% 30.3% 21.5% 19.7% 11.2% 10.1% 10.0% 9.9 % Cornerstone Take-Two Spotify Lionsgate Netflix Electronic Arts Disney WMG UMG Median: 15.5%

Investment Banking | 18 DRAFT FOR DISCUSSION PURPOSES ONLY 73.1% 98.8% 96.6% 95.1% 92.7% 92.5% 92.4% 61.2 % Cornerstone Spotify Netflix UMG Electronic Arts Take-Two WMG Disney Median: 93.3 % Operational Benchmarking Source: Factset, market data as of 03-2025, Company financials 2026E EBITDA Margin 2026E Free Cash Flow Conversion 13.1% 36.3% 31.4% 24.0% 23.3% 23.0% 20.9% 14.5% 11.1 % Cornerstone Electronic Arts Netflix Take-Two UMG WMG Disney Spotify Lionsgate Median: 23.2%

Investment Banking DRAFT FOR DISCUSSION PURPOSES ONLY 3 Content Projections Deep Dive

Investment Banking | 20 DRAFT FOR DISCUSSION PURPOSES ONLY Description of Content Lines of Business Source: Company financials Lines of Business Description % 2025 Contribution to Revenue % 2025 Contribution to EBITDA Production ◼ Focuses on the creation and development of faith-based film & television content ◼ Revenue is projected at the title level and based on scheduled production start date associated with each respective production – Revenue reflects production services per the CAS agreement reflecting a 20% markup to production cost, 3rd party funded projects reflect latest agreements with streaming partner(s) 52% 70 % Theatrical ◼ Theatrical revenue is projected at the title level with worldwide box office, exhibitors take, distributors fee, and tax assumptions associated with each respective release 14% 5 % Licensing & Distribution ◼ Licensing & distribution is projected at the title level based on contracted and anticipated licensing fees associated with each respective title ◼ Contracted licensing and distribution fees make up ~60% of total licensing & distribution revenue throughout the projected period 34% 25%

Investment Banking | 21 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Understanding Revenue Visibility into Cornerstone’s Content Segment Source: Company financials Note: Other Identified Titles reflects new series and features that begin production in the next 12 months. 34.0 52.3 69.1 89.5 99.1 43.5 0.0 0.0 0.0 0.0 0.0 85.4 34.6 153.4 151.1 15.1 0.0 0.0 0.0 2.8 73.7 4.5 13.9 31.0 5.9 24.3 85.8 145.2 278.7 $ 38.6 $ 66.2 $ 100.1 $ 183.6 $ 231.6 $ 282.8 $ 296.3 $ 293.8 2022 2023 2024 2025 2026 2027 2028 2029 The Chosen: Amazon 5&2 Contract The Chosen: Theatrical, Licensing, Distribution Other Identified Titles Other Unidentified Titles

Content Revenue by Line of Business

($ in millions)

DRAFT

FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Key Drivers:

- Increase in 2025 licensing and distribution revenue from the new CAS agreement's first milestone payment
- No theatrical revenue in 2026 as The Chosen assumes no core Season 6 theatrical release in place of the Season 6 feature released in theaters the next year in 2027
- Production revenue spikes in 2026 due to $60mm fee from Story of Joseph
- Final season of The Chosen releases in Jan 2027 with 2028 production revenue being reduced from ~$90mm in the prior two years to ~$45mm



Key Theatrical Releases:
$26.0 BO
The Chosen
S5
2025
$67.2 BO
Joseph
S1
2025
$106.0 BO
The Chosen
S6 Feature
2027
$115.8 BO
The Chosen
S7 Feature
2028
Contributes to revenue in 2027
Contributes to revenue in 2028
Production
Theatrical
Licensing & Distribution
2022A – 2024A CAGR: 61%
2025E – 2029E CAGR: 24%
$ 38.6
5.0
33.8
$ 66.2
10.5
4.1
51.6
$ 100.1
16.9
15.3
67.9
$ 183.6
61.8
26.0
95.8
$ 231.6
55.9
175.7
$ 282.8
67.9
111.9
102.9
$ 296.3
74.0
115.8
106.4
$ 293.8
49.8
73.9
170.1
2022
2023
2024
2025
2026
2027
2028
2029
CAGR
22-24 25-29
42% 15%
NA 30%
83% (5)%

Segment	YOY Growth						
Production	52.7 %	31.6 %	41.0 %	83.5 %	(41.4)%	3.4 %	59.8 %
Theatrical	NM	272.6 %	69.6 %	NM	NM	3.5 %	(36.2)%
Licensing & Distribution	108.8 %	61.1 %	266.6 %	(9.5)%	21.4 %	9.1 %	(32.8)%
Total Content Revenue	71.5 %	51.3 %	83.4 %	26.2 %	22.1 %	4.8 %	(0.9)%

Source: Company financials

Investment Banking | 22

Investment Banking | 23 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Understanding Our Theatrical Release Assumptions Relative to Industry Benchmarks Source: Box Office Mojo, Company financials. Note: Figures for The Chosen refer to Theatrical Ultimates. Cornerstone model shows 14 theatrical releases, of which 2 would be in the top 3 faith-based titles of all time $ 370.3 $ 251.0 $ 235.0 $ 215.0 $ 91.4 $ 83.5 $ 67.8 $ 61.7 $ 60.8 $ 59.7 $ 57.4 The Passion of the Christ (2004) Sound of Freedom (2023) The Chosen S7 Feature (2027) The Chosen S6 Feature (2026) Heaven Is For Real (2014) I Can Only Imagine (2018) War Room (2015) Miracles from Heaven (2016) God's Not Dead (2014) Son of God (2014) The Shack (2017) Denotes Cornerstone Upcoming Release Top 10 Highest-Grossing Faith-Based Theatrical Releases

Investment Banking | 24 DRAFT FOR DISCUSSION PURPOSES ONLY 6.6 11.1 15.8 33.5 35.1 43.5 0.0 0.0 0.0 0.0 0.0 11.8 5.3 21.8 21.2 2.3 0.0 0.0 0.0 (2.1) 4.7 3.3 0.0 0.0 0.0 0.4 2.8 0.6 19.4 49.6 $ 6.6 $ 11.1 $ 15.8 $ 43.5 $ 47.9 $ 69.2 $ 40.6 $ 51.9 2022 2023 2024 2025 2026 2027 2028 2029 The Chosen: Amazon 5&2 Contract The Chosen: Theatrical, Licensing, Distribution Other Identified Titles Other Unidentified Titles ($ in millions) Understanding EBITDA Visibility into Cornerstone’s Content Segment Source: Company financials Note: Other Identified Titles reflects new seasons and features that begin production in the next 12 months. EBITDA figures reflect total EBITDA for each season. Upfront investment for The Chosen Adventures Contributes to EBITDA in 2028 Contributes to EBITDA in 2027 $30.0 EBITDA The Chosen S5 2025 Key Theatrical Releases: $77.4 EBITDA The Chosen S6 2027 $15.2 EBITDA Joseph S1 2025

Investment Banking | 25 DRAFT FOR DISCUSSION PURPOSES ONLY 5.4 7.9 10.4 30.2 26.1 33.7 (6.8) 4.9 (0.2) 2.7 7.5 2.3 15.3 15.8 42.1 1.4 0.4 (2.1) 11.0 21.8 20.2 31.6 4.9 $ 6.6 $ 11.1 $ 15.8 $ 43.5 $ 47.9 $ 69.2 $ 40.6 $ 51.9 2022 2023 2024 2025 2026 2027 2028 2029 Producution Theatrical Licensing & Distribution ($ in millions) Content EBITDA by Line of Business Source: Company financials Segment % Margin Avg Production 16.1% 15.4% 15.4% 31.5% 14.9% 32.7% (6.4)% 2.9% 15.3 % Theatrical 100.0% 66.2% 48.6% 9.0 % NM 13.7% 13.6% 57.0% 44.0 % Licensing & Distribution 27.3% 4.3% (12.3)% 17.9% 39.0% 29.8% 42.7% 9.8% 19.8 % Total Content EBITDA (10.6)% (4.9)% (2.1)% 12.0% 14.1% 19.4% 12.2% 16.0% 7.0 % Key Drivers: ◼ Decline in 2028 and 2029 production EBITDA as a result of no longer receiving The Chosen milestone payments alongside greater expenses to ramp new series and features ◼ No theatrical EBITDA in 2026 as The Chosen assumes no core Season 6 theatrical release in place of the Season 6 feature released in theaters the next year in 2027 ◼ Ramp in licensing and distribution between 2026- 2028 from CAS milestone payments for The Chosen ◼ Decline in 2029 theatrical EBITDA due to the end of The Chosen series CAGR 22-24 25-29 39% (37)% NA 106% NA (19)%

Investment Banking | 26 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Content Free Cash Flow Source: Company financials Note: Includes Impossible Math Lease Expense. Description 2025E 2026E 2027E 2028E 2029E Production $ 30.2 $ 26.1 $ 33.7 $(6.8) $ 4.9 Theatrical 2.3 - 15.3 15.8 42.1 Licensing & Distribution 11.0 21.8 20.2 31.6 4.9 Content EBITDA $ 43.5 $ 47.9 $ 69.2 $ 40.6 $ 51.9 % Margin 23.7% 20.7% 24.5% 13.7% 17.7 % Less: Content Investment (15.8) (13.8) (11.8) (1.9) - Plus: Tax Incentive - 4.5 4.0 3.5 3.0 Plus: Additional D&A 1.0 4.2 5.9 7.1 7.2 Content Cash Flow $ 28.7 $ 42.8 $ 67.3 $ 49.2 $ 62.1 % Conversion 65.9% 89.2% 97.3% 121.3% 119.7 % Memo: SG&A Adjusted (27.1) (27.7) (28.3) (28.7) (29.3) Content Cash Flow (Incl. SG&A Adj.) $ 1.6 $ 15.1 $ 39.0 $ 20.5 $ 32.8 % Conversion 3.6% 31.5% 56.3% 50.5% 63.3 % Memo: Excluding The Chosen Content EBITDA Excl. The Chosen (1.7) 8.3 4.4 18.1 49.6 Content FCF Excl. The Chosen (16.5) 3.1 2.5 26.8 59.8

Investment Banking DRAFT FOR DISCUSSION PURPOSES ONLY 4 Merchandising and Events Projections Deep Dive

Investment Banking | 28 DRAFT FOR DISCUSSION PURPOSES ONLY 9.8 13.8 15.0 15.9 16.7 17.5 18.2 11.7 10.2 12.2 13.0 13.8 14.6 14.9 3.7 2.8 2.6 2.8 3.0 3.3 3.5 3.6 5.0 7.0 8.8 10.5 12.0 13.0 $ 22.5 $ 26.9 $ 28.5 $ 35.2 $ 38.7 $ 42.1 $ 45.4 $ 47.5 2022 2023 2024 2025 2026 2027 2028 2029 DVD / Home Entertainment Apparel Books Other ($ in millions) Unpacking the Merchandising Business – Revenue Source: Company financials; Note: Totals include non-unit revenues, partner revenues, licensee revenues and revenue adjustments. Segment % YoY Growth DVD / Home Entertainment 41.5% 8.3% 5.9% 5.2% 5.1% 3.8 % Apparel (12.6)% 19.7% 6.0% 6.1% 6.1% 1.8 % Books (25.6)% (6.9)% 8.1% 8.1% 8.1% 8.0 % Other 36.7% 39.9% 25.8% 19.6% 14.4% 8.8 % Total Revenue 10.3% 15.6% 9.9% 8.8% 7.8% 4.8 % Key Drivers: ◼ Anticipated revenue growth across DVD and other segments (includes mugs, phone cases, etc.) ◼ Rebrand drives some merch uplift on Cornerstone branded merch, particularly apparel ◼ The release of The Chosen series and features drives revenue uplift after 2025 ◼ The sale of merch at immersive experiences offers growth in 2026 and onward

Investment Banking | 29 DRAFT FOR DISCUSSION PURPOSES ONLY 8.9 12.6 13.5 14.3 15.0 15.8 16.4 6.0 6.6 6.8 7.4 7.9 8.5 8.8 2.7 2.2 1.9 2.1 2.3 2.5 2.7 2.9 3.6 4.8 6.0 7.2 8.3 9.1 $ 3.5 $ 7.0 $ 7.6 $ 9.9 $ 12.9 $ 14.1 $ 15.3 $ 16.3 2022 2023 2024 2025 2026 2027 2028 2029 DVD / Home Entertainment Apparel Books Other ($ in millions) Unpacking the Merchandising Business – EBITDA Source: Company financials; Note: Totals include non-unit revenue and costs, partner revenue and costs, licensee revenue and costs, revenue and cost adjustments, and pro forma royalty adjustments. Segment % YoY Growth DVD / Home Entertainment 41.7% 6.6% 6.0% 5.2% 5.1% 3.8 % Apparel 10.0% 3.9% 7.8% 7.8% 7.7% 3.4 % Books (19.4)% (13.5)% 9.3% 9.3% 9.2% 9.1 % Other 23.6% 34.1% 25.8% 19.5% 14.8% 9.7 % Total Revenue 21.8% 8.1% 10.2% 9.0% 8.2% 5.5 % Key Drivers: ◼ Anticipated EBITDA growth across DVD and other segments (includes mugs, phone cases, etc.) ◼ High growth in apparel as drives some merch uplift on Cornerstone branded merch ◼ The release of The Chosen series and features drives EBITDA uplift after 2025 ◼ The sale of merch at immersive experiences offers growth in 2026 and onward

Investment Banking | 30 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions, except where otherwise noted) Unpacking the Immersive Experiences Business Source: Company financials Capex First Run Second Run Pre-Production $ 0.2 $ 0.8 Tech Infrastructure Purchase $ 0.2 $ 0.6 First Build Contingency Allowance $ 0.04 $ 0.13 Projection Equipment Cost $ 2.5 $ -- Screen Content, Music, Creative $ 0.9 $ 0.3 Merchandise Store Fixtures $ 0.2 $ 0.5 Projection Screens $ 0.1 $ 0.3 Environment Scenic Build $ 0.1 $ 0.5 Set Design & Build $ 0.2 $ 0.6 Immersive Experiences Key Assumptions Near-Term Revenue Breakdown By City $ 44.50 Price per Ticket $ 6 Merch Sales Per Capita $ 3 F&B Sales Per Capita $ 4.4M Capex / Cost to build for initial build 242 Days of Build Time $ 0.4M Average Build Per Experience City 2025 2026 2027 2028 New York $ 4.4 Charlotte $ 3.3 Atlanta $ 3.6 Orlando-Daytona Bch $ 3.2 Dallas-Ft. Worth $ 6.1 Chicago $ 3.3 Salt Lake City $ 5.8 Los Angeles $ 7.0 Phoenix $ 3.7 Houston $ 3.7

Studio / Soundstages Deep Dive

($ in millions)

DRAFT

FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

- Impossible Math JV is 49.9% owned by Cornerstone and 50.1% by Impact Foundation
- Diligence focus will be placed on ground lease agreement with Salvation Army and their ability to take back the land and improvements / existing sets and stages
- IM plan expected to be heavily discounted in the absence of a solution with Salvation Army

Third Party EBITDA



$ 5.6
$ 7.1
$ 12.6
2026
2027
2028

Third Party Capex



$ 1.1
$ 1.6
$ 2.7
2026
2027
2028

Source: Company financials

Investment Banking | 31

Investment Banking | 32 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Ancillary Free Cash Flow Source: Company financials Note: Includes Impossible Math Lease Expense Description 2025E 2026E 2027E 2028E 2029E Merchandising $ 9.9 $ 12.9 $ 14.1 $ 15.3 $ 16.3 Events / Other 0.6 7.9 13.6 19.0 21.9 Ancillary EBITDA $ 10.5 $ 20.8 $ 27.7 $ 34.3 $ 38.2 % Margin 25.4% 34.9% 38.9% 41.6% 44.3 % Less: Events Capex (10.5) (5.1) (20.2) (14.4) (4.6) Ancillary Cash Flow $(0.0) $ 15.7 $ 7.6 $ 20.0 $ 33.5 % Conversion (0.2)% 75.3% 27.3% 58.1% 87.8%

Investment Banking DRAFT FOR DISCUSSION PURPOSES ONLY Appendix

Investment Banking | 34 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Summary P&L Source: Management information and PwC analysis 2022A 2023A 2024A 2025E 2026E 2027E 2028E 2029E $ in thousands, unless otherwise noted Dec-22 Dec-23 Dec-24 Dec-25 Dec-26 Dec-27 Dec-28 Dec-29 '22A-'24B '24B-'29F SUMMARY P&L Revenue Production 33.8 51.6 67.9 95.8 175.7 102.9 106.4 170.1 41.8% 20.2% Theatrical (0.2) 4.1 15.3 26.0 0.0 111.9 115.8 73.9 na 37.0% Licensing & Distribution 5.0 10.5 16.9 61.8 55.9 67.9 74.0 49.8 83.4% 24.2% Merchandising 22.5 26.9 28.5 35.2 38.7 42.1 45.4 47.5 12.7% 10.7% Events / Other 0.3 0.8 1.3 6.2 20.9 29.2 37.0 38.6 103.1% 98.5% Total Revenue 61.4 93.8 129.9 225.0 291.2 354.0 378.7 379.9 45.5% 23.9% % Growth na 52.9% 38.5% 73.2% 29.4% 21.6% 7.0% 0.3% Expenses Programming Costs 28.4 43.7 57.5 63.1 146.3 66.3 111.9 165.2 42.4% 23.5% Theatrical Costs 0.0 1.4 7.9 23.7 0.0 96.6 100.1 31.8 na 32.2% Licensing & Distribution Costs 3.6 10.0 18.9 50.8 34.1 47.7 42.4 44.9 128.0% 18.9% Content Expense 32.0 55.1 84.3 137.5 180.4 210.6 254.4 241.9 62.3% 23.5% Merchandising Costs 19.0 19.8 20.9 25.3 25.8 28.0 30.0 31.2 4.9% 8.3% Events / Other Costs 0.3 0.6 1.3 5.6 13.0 15.6 18.1 16.7 111.5% 65.4% Sales, Marketing & Distribution Costs 0.0 0.0 0.0 2.5 3.3 3.0 1.3 0.0 na na G&A Costs 16.6 22.8 26.1 27.1 27.7 28.3 28.7 29.3 25.4% 2.4% Other Expenses 35.9 43.3 48.3 60.5 69.7 74.9 78.1 77.2 16.0% 9.8% Total Expenses 67.9 98.4 132.6 198.0 250.1 285.4 332.5 319.1 39.8% 19.2% EBITDA (6.5) (4.6) (2.7) 26.9 41.1 68.6 46.2 60.8 (35.5%) na (-) Non-controlling interest (0.0) 0.0 (0.1) (0.3) 2.8 3.6 6.3 8.0 68.2% na (+) Donations 0.0 (0.2) (0.0) 0.0 0.0 0.0 0.0 0.0 na na (+) Purchase Discounts/Rebates 0.0 0.0 0.3 0.0 0.0 0.0 0.0 0.0 na na Adj. EBITDA (6.5) (4.7) (2.3) 27.3 38.3 65.0 39.9 52.8 (40.0%) na % Margin (10.6%) (5.1%) (1.8%) 12.1% 13.1% 18.4% 10.5% 13.9% FREE CASH FLOW Adj. EBITDA (6.5) (4.7) (2.3) 27.3 38.3 65.0 39.9 52.8 (40.0%) na (+) Additional D&A 0.0 0.0 0.0 1.0 4.2 5.9 7.1 7.2 na na (+) Tax Incentive 0.0 0.0 0.0 0.0 4.5 4.0 3.5 3.0 na na (-) Capital Expenditures 0.0 0.0 0.0 (26.4) (19.0) (32.0) (16.3) (4.6) na na Total Free Cash Flow (6.5) (4.7) (2.3) 1.9 28.0 43.0 34.2 58.4 (40.0%) na CAGR

Investment Banking | 35 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Summary of Slate Assumptions Source: Company financials. 1 Net budget defined as gross budget less tax incentives. Title Production Start Date Delivery Date Net Budget Revenue The Chosen S1 NA NA $ 8.3 $ 0.0 The Chosen S2 NA NA 10.6 0.0 The Chosen S3 Jan-22 Dec-22 28.7 1.9 The Chosen S4 Feb-23 Feb-24 42.3 59.9 Pre-2024 Summary 4 Releases $ 89.9 $ 61.8 The Chosen S5 Jan-24 Jan-25 48.0 647.7 The Chosen Adventures S1 Jun-24 Jan-25 17.5 25.6 Bear Grylls S1 Jun-24 Jun-25 4.0 9.8 2025 Summary 3 Releases $ 69.5 $ 683.1 The Chosen S6 Jan-25 Jan-26 56.0 128.1 The Chosen S6 Feature Jan-25 Jan-26 0.0 124.0 The Chosen Adventures S2 Jun-25 Jan-26 15.5 25.4 The Chosen Adventures S3 Jun-26 Jan-26 13.5 25.2 Unscripted #1 S1 Jun-25 Jun-26 4.2 5.8 Story of Joseph S1 Jan-26 Sep-26 60.0 97.0 2026 Summary 6 Releases $ 149.2 $ 405.6 The Chosen S7 Jan-26 Jan-27 64.0 144.9 The Chosen S7 Feature Jan-26 Jan-27 0.0 133.9 The Chosen Adventures S4 Jun-27 Jan-27 11.5 24.9 Unscripted #1 S2 Jun-26 Jun-27 4.5 5.6 Christmas With The Chosen Sep-26 Sep-27 1.5 9.5 Noah S1 Oct-26 Oct-27 65.0 97.0 2027 Summary 6 Releases $ 146.5 $ 415.8

Investment Banking | 36 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Summary of Slate Assumptions (Cont’d) Source: Company financials. 1 Net budget defined as gross budget less tax incentives. Title Production Start Date Delivery Date Net Budget Revenue Limited Series #1 S1 Feb-28 Feb-29 70.0 95.3 Unscripted #1 S3 Jun-28 Jun-29 4.7 5.8 Moses S1 Sep-28 Sep-29 55.0 0.0 Feature Film #1 Sep-28 Sep-29 45.0 87.9 Ruth Dec-28 Dec-29 40.0 45.4 2029 Summary 5 Releases $ 214.7 $ 234.4 Moses S2 Jul-29 Jul-30 60.0 165.9 Feature Film #2 Jun-30 Jun-31 50.0 56.3 Moses S3 Jul-30 Jul-31 65.0 164.2 The Way S1 Jun-31 Jun-32 55.0 112.1 The Way S2 Jun-32 Jun-33 60.0 109.4 Signature Series #1 S1 Jun-32 Jun-33 55.0 87.9 The Way S3 Jun-33 Jun-34 65.0 107.9 Signature Series #1 S2 Jun-33 Jun-34 65.0 83.2 Signature Series #1 S3 Jun-34 Jun-35 75.0 0.0 2030 Onward Summary 9 Releases $ 550.0 $ 886.8

Pro Forma Adjusted Revenue and EBITDA

($ in '000s)

DRAFT

FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

	FY22	FY23	FY24
Revenue, Reported	**$ 30,532**	**$ 80,929**	**$ 159,337**
Diligence Adjustments			
Inventory Reserve Normalization	–	–	–
Theatrical Release True-up	242	–	–
Diligence Adjustments	**242**	–	–
Revenue, Diligence Adjusted	**30,774**	**80,929**	**159,337**
Pro Forma Adjustments	**30,588**	**12,877**	**(29,436)**
Revenue, Pro Forma Adjusted	**61,362**	**93,806**	**129,901**
EBITDA, reported	**403**	**(1,707)**	**(3,632)**
As a % of Reported Revenue	*1.3 %*	*(2.1)%*	*(2.3)%*
Diligence Adjustments			
1. Non-recurring Professional Services Expenses	–	5,190	13,128
2. Abandoned Israel Project	–	1,425	195
3. One-time Merch Mailer Campaign	–	1,166	–
4. Board Related Expenses	–	460	654
5. Inventory Reserve Normalization	- NQ	–	–
6. Out-of-period Angel Arbitration Receipts	–	–	(252)
7. OOP Revenue and Expenses for 2021 Christmas Special	1,082	–	(242)
8. The Chosen App Costs	–	917	2,100
9. Gain on Sale to CAS	–	–	(13,022)
10. Gain / Loss on Asset Disposition	–	60	(192)
11. Other Income / Expenses	–	(37)	(12)
12. Writer Royalty Expense Normalization	289	278	–
13. One-time Warehouse Moving Expenses	507	127	331
14. Inventory Donation	–	–	8,110
Diligence Adjustments (+/- NQ)	**1,878**	**9,587**	**10,798**
EBITDA, Diligence Adjusted (+/- NQ)	**2,281**	**7,880**	**7,166**
As a % of Diligence Adjusted Revenue	*7.4 %*	*9.7 %*	*4.5 %*
Pro Forma Adjustments (+/- NQ)	**(8,786)**	**(12,626)**	**(9,512)**
EBITDA, Pro Forma Adjusted (+/- NQ)	**(6,504)**	**(4,747)**	**(2,345)**
As a % of Pro Forma Adjusted Revenue	*(10.6)%*	*(5.1)%*	*(1.8)%*

Source: Company financials

Investment Banking | 37

Investment Banking | 38 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Gross Profit by Segment Source: Company financials Note: Gross Profit defined as revenue less direct expenses and marketing costs. Segment % Margin Content 19.5% 21.5% 23.3% 45.5% 27.3% 67.2% 38.2% 30.5 % Merchandising 15.4% 26.1% 26.7% 28.1% 33.4% 33.5% 33.8% 34.3 % Events / Other 0.7% 17.3% (7.7)% 9.7% 37.8% 46.6% 51.2% 56.7 % Total Gross Profit 16.4% 19.4% 18.0% 25.1% 24.7% 28.2% 20.1% 23.7% 6.6 11.1 15.8 46.0 51.2 72.2 41.9 51.9 3.5 7.0 7.6 9.9 12.9 14.1 15.3 16.3 0.0 0.1 (0.1) 0.6 7.9 13.6 19.0 21.9 $ 10.0 $ 18.2 $ 23.3 $ 56.6 $ 72.0 $ 99.9 $ 76.2 $ 90.1 2022 2023 2024 2025 2026 2027 2028 2029 Content Merchandising Events / Other

Investment Banking | 39 DRAFT FOR DISCUSSION PURPOSES ONLY ($ in millions) Content Gross Profit by Line of Business Source: Company financials Segment % Margin Content 19.5% 21.5% 23.3% 48.1% 29.1% 70.1% 39.3% 30.5 % Theatrical 100.0% 66.2% 48.6% 9.0 % NM 13.7% 13.6% 57.0 % Licensing & Distribution 27.3% 4.3% (12.3)% 17.9% 39.0% 29.8% 42.7% 9.8 % Total Gross Profit 16.4% 19.4% 18.0% 25.1% 24.7% 28.2% 20.1% 23.7% 5.4 7.9 10.4 32.7 29.4 36.7 (5.5) 4.9 (0.2) 2.7 7.5 2.3 15.3 15.8 42.1 1.4 0.4 (2.1) 11.0 21.8 20.2 31.6 4.9 $ 6.6 $ 11.1 $ 15.8 $ 46.0 $ 51.2 $ 72.2 $ 41.9 $ 51.9 2022 2023 2024 2025 2026 2027 2028 2029 Production Theatrical Licensing & Distribution

Investment Banking | 40 DRAFT FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the "Board") and senior management of 5&2 Studios, Inc. (“Cornerstone" or the "Company") in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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